Exhibit 99.1 NEWS RELEASE
As previously announced, TDS will hold a teleconference on February 18, 2022 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
FOR IMMEDIATE RELEASE
TDS reports fourth quarter and full year 2021 results
UScellular and TDS Telecom executing on strategic priorities;
Provides 2022 guidance

CHICAGO (February 17, 2022) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,372 million for the fourth quarter of 2021, versus $1,376 million for the same period one year ago. Net income attributable to TDS common shareholders and related diluted earnings per share were $14 million and $0.11, respectively, for the fourth quarter of 2021 compared to $14 million and $0.12, respectively, in the same period one year ago.
TDS reported total operating revenues of $5,329 million and $5,225 million for the years ended 2021 and 2020, respectively. Net income attributable to TDS common shareholders and related diluted earnings per share were $117 million and $1.00, respectively, for the year ended 2021 compared to $226 million and $1.93, respectively, for the year ended 2020.
“The TDS Family of Companies made excellent progress toward our long-term strategic goals in 2021," said LeRoy T. Carlson, Jr., TDS President and CEO. “UScellular maintained cost discipline and generated positive momentum in the growth areas of its business, which include Business and Government, Prepaid, Fixed Wireless, and its tower portfolio. TDS Telecom continued its growth and transformation as a premier broadband provider, making tremendous progress in upgrading speeds and deploying fiber technology in both incumbent and expansion markets.
"At UScellular, higher ARPU helped drive service revenue growth year-over-year. UScellular continued to execute its regionalization strategy to optimize promotions and drive a deeper focus on customers. In 2021, significant progress was made on UScellular’s multi-year network modernization program as the company made successful bids to accumulate mid-band spectrum to enable its 5G growth strategy. UScellular has a strong spectrum position, an outstanding network, robust distribution to both consumers and businesses, and an amazing team. In 2022, UScellular plans to use those capabilities to drive growth in its business, as well as long-term expansion of Return on Capital.
“TDS Telecom surpassed $1 billion in revenue and exceeded a half million total broadband connections in the year. In addition, TDS Telecom launched 2Gig broadband speeds in select markets and announced a goal to triple the number of fiber service addresses by 2026. In 2022, TDS Telecom will focus on executing its strategies by growing its broadband business and aggressively expanding its fiber footprint.”

2022 Estimated Results

TDS’ current estimates of full-year 2022 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of February 17, 2022 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

UScellular	2022 Estimated Results	Actual Results for the Year Ended December 31, 2021
(Dollars in millions)
Service revenues	$3,100-$3,200	$3,115
Adjusted OIBDA[1]	$750-$900	$869
Adjusted EBITDA[1]	$925-$1,075	$1,054
Capital expenditures	$700-$800	$780

TDS Telecom	2022 Estimated Results	Actual Results for the Year Ended December 31, 2021
(Dollars in millions)
Total operating revenues	$1,010-$1,040	$1,006
Adjusted OIBDA[1]	$260-$290	$310
Adjusted EBITDA[1]	$260-$290	$310
Capital expenditures	$500-$550	$411

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2022 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	UScellular		TDS Telecom
	2022 Estimated Results	Actual Results for the Year Ended December 31, 2021	2022 Estimated Results	Actual Results for the Year Ended December 31, 2021
(Dollars in millions)
Net income (GAAP)	N/A	$160	N/A	$90
Add back:
Income tax expense	N/A	20	N/A	24
Income before income taxes (GAAP)	$90-$240	$180	$40-$70	$114
Add back:
Interest expense	130	175	—	(5)
Depreciation, amortization and accretion expense	685	678	220	198
EBITDA (Non-GAAP)[1]	$905-$1,055	$1,033	$260-$290	$308
Add back or deduct:
(Gain) loss on asset disposals, net	20	23	—	2
(Gain) loss on sale of business and other exit costs, net	—	(2)	—	—
Adjusted EBITDA (Non-GAAP)[1]	$925-$1,075	$1,054	$260-$290	$310
Deduct:
Equity in earnings of unconsolidated entities	170	179	—	—
Interest and dividend income	5	6	—	1
Other, net	—	—	—	(1)
Adjusted OIBDA (Non-GAAP)[1]	$750-$900	$869	$260-$290	$310
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2021, can be found on TDS' website at investors.tdsinc.com.

Stock Repurchase
During the fourth quarter of 2021, TDS repurchased 163,000 of its Common Shares for $3 million and UScellular repurchased 308,678 of its Common Shares for $10 million.
Conference Call Information
TDS will hold a conference call on February 18, 2022 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://event.on24.com/wcc/r/3574345/3C5CD0022A79EF0D0DC84C8CB588D5A1
•Access the call by phone at (888) 330-2384 (US/Canada), passcode: 1328528
Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 8,800 people as of December 31, 2021.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
jane.mccahon@tdsinc.com
Julie D. Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies, such as the COVID-19 pandemic. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K.
For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Retail Connections
Postpaid
Total at end of period	4,380,000	4,391,000	4,399,000	4,406,000	4,412,000
Gross additions	165,000	145,000	141,000	143,000	171,000
Feature phones	3,000	2,000	3,000	3,000	2,000
Smartphones	122,000	103,000	98,000	101,000	117,000
Connected devices	40,000	40,000	40,000	39,000	52,000
Net additions (losses)	(12,000)	(8,000)	(6,000)	(6,000)	11,000
Feature phones	(7,000)	(7,000)	(7,000)	(9,000)	(9,000)
Smartphones	5,000	2,000	6,000	6,000	12,000
Connected devices	(10,000)	(3,000)	(5,000)	(3,000)	8,000
ARPU[1,2]	$48.62	$48.12	$47.74	$47.65	$47.51
ARPA[1,3]	$127.14	$125.99	$125.25	$125.25	$124.87
Churn rate[4]	1.35%	1.15%	1.11%	1.12%	1.21%
Handsets	1.10%	0.95%	0.88%	0.92%	1.01%
Connected devices	3.08%	2.59%	2.69%	2.53%	2.64%
Prepaid
Total at end of period	513,000	518,000	507,000	496,000	499,000
Gross additions	63,000	74,000	65,000	62,000	56,000
Net additions (losses)	(5,000)	11,000	10,000	(3,000)	(8,000)
ARPU[2]	$34.53	$35.05	$35.64	$35.25	$35.15
Churn rate[4]	4.39%	4.09%	3.66%	4.37%	4.24%
Total connections at end of period[5]	4,973,000	4,972,000	4,967,000	4,961,000	4,968,000
Market penetration at end of period
Consolidated operating population	32,127,000	31,865,000	31,493,000	31,493,000	31,314,000
Consolidated operating penetration[6]	15%	16%	16%	16%	16%
Capital expenditures (millions)	$321	$185	$148	$125	$320
Total cell sites in service	6,898	6,857	6,819	6,802	6,797
Owned towers	4,301	4,274	4,278	4,270	4,271
Due to rounding, the sum of quarterly results may not equal the total for the year.
1Q3 2021 Postpaid ARPU and ARPA amounts exclude $9 million of postpaid revenue related to an out-of-period error recorded in the third quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Includes reseller and other connections.
6Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Residential connections
Broadband[1]
Wireline, Incumbent	250,200	252,100	249,200	243,700	242,500
Wireline, Expansion	36,900	32,600	28,300	24,100	20,400
Cable	203,200	202,700	201,200	199,500	196,400
Total Broadband	490,300	487,400	478,700	467,300	459,300
Video[2]
Wireline	66,100	65,900	64,800	63,000	63,000
Cable	75,400	77,200	78,400	79,600	81,400
Total Video	141,500	143,100	143,200	142,700	144,400
Voice[3]
Wireline	249,300	252,100	254,200	255,000	256,900
Cable	54,500	54,200	54,000	53,700	53,900
Total Voice	303,700	306,300	308,100	308,700	310,800
Total Residential connections	935,600	936,800	930,100	918,700	914,400
Commercial connections
Broadband[1]	35,700	35,400	34,900	34,400	34,000
Video[2]	18,100	18,200	19,100	19,400	19,700
Voice[3]	108,900	111,500	114,300	116,500	119,700
ManagedIP[4]	101,600	103,900	106,200	108,500	113,300
Total Commercial connections	264,300	269,000	274,400	278,800	286,700
Total connections	1,199,900	1,205,700	1,204,500	1,197,400	1,201,100

Residential revenue per connection[5]	$57.86	$57.75	$57.66	$56.97	$55.66

Capital expenditures (millions)	$151	$91	$99	$70	$147
Numbers may not foot due to rounding.
1The individual customers provided high-speed internet access through various transmission technologies, including fiber, DSL, dedicated internet circuit technologies or cable modem service.
2The individual customers provided video services.
3The individual circuits connecting a customer to TDS' central office facilities that provide voice services or the billable number of lines into a building for voice services.
4The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.
5Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2021 vs. 2020	2021	2020	2021 vs. 2020
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$1,068	$1,073	–	$4,122	$4,037	2%
TDS Telecom	254	248	2%	1,006	976	3%
All Other[1]	50	55	(9)%	201	212	(5)%
	1,372	1,376	–	5,329	5,225	2%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	887	895	(1)%	3,253	3,161	3%
Depreciation, amortization and accretion	169	168	1%	678	683	(1)%
(Gain) loss on asset disposals, net	8	11	(28)%	23	25	(9)%
(Gain) loss on sale of business and other exit costs, net	(1)	—	N/M	(2)	—	N/M
(Gain) loss on license sales and exchanges, net	—	(5)	N/M	—	(5)	N/M
	1,063	1,069	–	3,952	3,864	2%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	179	175	2%	696	663	5%
Depreciation, amortization and accretion	52	50	3%	198	203	(2)%
(Gain) loss on asset disposals, net	1	—	76%	2	1	N/M
	231	226	2%	896	866	4%
All Other[1]
Expenses excluding depreciation and amortization	49	55	(11)%	200	211	(5)%
Depreciation and amortization	5	6	(19)%	19	23	(18)%
(Gain) loss on asset disposals, net	—	—	N/M	1	1	(62)%
	54	60	(12)%	220	236	(6)%
Total operating expenses	1,348	1,355	–	5,068	4,966	2%
Operating income (loss)
UScellular	5	4	7%	170	173	(2)%
TDS Telecom	23	23	–	110	110	(1)%
All Other[1]	(4)	(6)	43%	(19)	(24)	21%
	24	21	13%	261	259	1%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	43	43	1%	182	181	–
Interest and dividend income	3	3	(17)%	11	15	(23)%
Gain (loss) on investments	—	(1)	N/M	—	2	N/M
Interest expense	(39)	(50)	22%	(232)	(168)	(38)%
Other, net	—	—	20%	(1)	(1)	15%
Total investment and other income (expense)	7	(5)	N/M	(40)	29	N/M
Income before income taxes	31	16	90%	221	288	(23)%
Income tax expense (benefit)	(5)	—	N/M	33	19	82%
Net income	36	16	N/M	188	269	(30)%
Less: Net income attributable to noncontrolling interests, net of tax	5	2	N/M	32	43	(27)%
Net income attributable to TDS shareholders	31	14	N/M	156	226	(31)%
TDS Preferred Share dividends	17	—	N/M	39	—	N/M
Net income attributable to TDS common shareholders	$14	$14	(2)%	$117	$226	(48)%

Basic weighted average shares outstanding	115	114	–	115	114	–
Basic earnings per share attributable to TDS common shareholders	$0.12	$0.12	(2)%	$1.03	$1.97	(48)%

Diluted weighted average shares outstanding	116	115	–	116	115	–
Diluted earnings per share attributable to TDS common shareholders	$0.11	$0.12	(4)%	$1.00	$1.93	(48)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1    Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2021	2020
(Dollars in millions)
Cash flows from operating activities
Net income	$188	$269
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	895	909
Bad debts expense	60	77
Stock-based compensation expense	49	53
Deferred income taxes, net	52	190
Equity in earnings of unconsolidated entities	(182)	(181)
Distributions from unconsolidated entities	180	189
(Gain) loss on asset disposals, net	26	27
(Gain) loss on sale of business and other exit costs, net	(2)	—
(Gain) loss on license sales and exchanges, net	—	(5)
(Gain) loss on investments	—	(2)
Other operating activities	61	3
Changes in assets and liabilities from operations
Accounts receivable	(22)	(16)
Equipment installment plans receivable	(116)	(54)
Inventory	(25)	12
Accounts payable	(69)	173
Customer deposits and deferred revenues	43	4
Accrued taxes	(49)	(120)
Other assets and liabilities	14	4
Net cash provided by operating activities	1,103	1,532

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(1,131)	(1,338)
Cash paid for acquisitions, licenses and other intangible assets	(1,308)	(172)
Cash received from investments	3	1
Cash paid for investments	—	(3)
Cash received from divestitures and exchanges	3	26
Advance payments for license acquisitions	(20)	(30)
Other investing activities	(9)	5
Net cash used in investing activities	(2,462)	(1,511)

Cash flows from financing activities
Issuance of long-term debt	1,543	1,250
Repayment of long-term debt	(2,081)	(110)
Issuance of TDS Preferred Shares	1,110	—
TDS Common Shares reissued for benefit plans, net of tax payments	(5)	(3)
UScellular Common Shares reissued for benefit plans, net of tax payments	(16)	(11)
Repurchase of TDS Common Shares	(8)	(14)
Repurchase of UScellular Common Shares	(31)	(23)
Dividends paid to TDS shareholders	(119)	(78)
Payment of debt and equity issuance costs	(62)	(41)
Distributions to noncontrolling interests	(3)	(2)
Payments to acquire additional interest in subsidiaries	—	(11)
Other financing activities	(7)	—
Net cash provided by (used in) financing activities	321	957

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,038)	978

Cash, cash equivalents and restricted cash
Beginning of period	1,452	474
End of period	$414	$1,452

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2021	2020
(Dollars in millions)
Current assets
Cash and cash equivalents	$367	$1,429
Short-term investments	—	3
Accounts receivable, net	1,151	1,112
Inventory, net	178	154
Prepaid expenses	103	105
Income taxes receivable	184	187
Other current assets	61	36
Total current assets	2,044	3,026

Assets held for sale	18	2

Licenses	4,097	2,638

Goodwill	547	547

Other intangible assets, net	197	213

Investments in unconsolidated entities	479	477

Property, plant and equipment, net	4,361	3,972

Operating lease right-of-use assets	1,040	998

Other assets and deferred charges	710	652

Total assets	$13,493	$12,525

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2021	2020
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$6	$5
Accounts payable	481	508
Customer deposits and deferred revenues	236	193
Accrued interest	10	16
Accrued taxes	45	69
Accrued compensation	137	132
Short-term operating lease liabilities	141	129
Other current liabilities	124	101
Total current liabilities	1,180	1,153

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	921	863
Long-term operating lease liabilities	960	940
Other deferred liabilities and credits	759	541

Long-term debt, net	2,928	3,424

Noncontrolling interests with redemption features	11	10

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,496	2,482
Preferred Shares, par value $0.01 per share	1,074	—
Treasury shares, at cost	(461)	(477)
Accumulated other comprehensive income (loss)	5	(4)
Retained earnings	2,812	2,802
Total TDS shareholders' equity	5,927	4,804

Noncontrolling interests	807	789

Total equity	6,734	5,593

Total liabilities and equity	$13,493	$12,525

Balance Sheet Highlights
(Unaudited)

	December 31, 2021
	UScellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
(Dollars in millions)
Cash and cash equivalents	$156	$101	$210	$(100)	$367

Licenses, goodwill and other intangible assets	$4,088	$746	$7	$—	$4,841
Investment in unconsolidated entities	439	4	44	(8)	479
	$4,527	$750	$51	$(8)	$5,320

Property, plant and equipment, net	$2,606	$1,665	$90	$—	$4,361

Long-term debt, net:
Current portion	$3	$—	$3	$—	$6
Non-current portion	2,728	3	197	—	2,928
	$2,731	$3	$200	$—	$2,934

TDS Telecom Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2021 vs. 2020	2021	2020	2021 vs. 2020
(Dollars in millions)
Operating revenues
Residential
Wireline, Incumbent	$86	$84	3%	$345	$330	4%
Wireline, Expansion	10	6	67%	34	19	74%
Cable	66	63	6%	263	245	8%
Total residential	162	153	6%	641	594	8%
Commercial	45	48	(7)%	183	194	(6)%
Wholesale	46	47	(2)%	181	187	(3)%
Total service revenues	254	248	2%	1,005	975	3%
Equipment revenues	—	—	2%	1	1	(12)%
Total operating revenues	254	248	2%	1,006	976	3%

Cost of services	103	104	(1)%	404	392	3%
Cost of equipment and products	—	—	71%	1	1	(2)%
Selling, general and administrative	75	70	7%	291	270	8%
Depreciation, amortization and accretion	52	50	3%	198	203	(2)%
(Gain) loss on asset disposals, net	1	—	76%	2	1	N/M
Total operating expenses	231	226	2%	896	866	4%

Operating income	$23	$23	–	$110	$110	(1)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(Dollars in millions)
Cash flows from operating activities (GAAP)	$239	$366	$1,103	$1,532
Less: Cash paid for additions to property, plant and equipment	404	424	1,131	1,338
Free cash flow (Non-GAAP)[1]	$(165)	$(58)	$(28)	$194
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.